EX-99.23(a)(3)

                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                THE ROXBURY FUNDS

         The Agreement and Declaration of Trust of The Roxbury Funds (the "TRUST"), dated as of April 4, 2006, is hereby amended and restated as of March 20, 2007, among the individuals listed on the signatory page attached hereto (each, a "TRUSTEE") and each person who becomes a Shareholder (as defined in Section 1.2) in accordance with the terms hereinafter set forth.

         WHEREAS, pursuant to Section 1.1, the Trustees are authorized to conduct the business of the Trust under any name that they may determine;

         WHEREAS, the Trustees have determined that the business of the Trust shall be conducted under the name of The Roxbury Funds and that a Certificate of Trust was filed with the Secretary of State of the State of Delaware on April 4, 2006 to form the Trust;

         NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust, for the benefit of the Shareholders as set forth below.

                                   ARTICLE 1
                              NAME AND DEFINITIONS

       Section 1.1 NAME. This trust shall be known as "The Roxbury Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

       Section 1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

             1.2.1 "BY-LAWS" shall mean the By-Laws of the Trust as amended from time to time.

             1.2.2 "CLASS" shall mean a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article 3 hereof.

             1.2.3   "COVERED PERSON" shall have the meaning assigned to it in
Section 9.2.1.

             1.2.4 "DECLARATION OF TRUST" shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time.

             1.2.5 "DELAWARE ACT" refers to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq., as such act may be amended from time to time.

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             1.2.6   "CLASS EXPENSES" shall mean expenses incurred by a
particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each case, pursuant to a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, as such plan or rule may be amended from time to time.

             1.2.7   "COMMISSION" shall mean the Securities and Exchange
Commission.

             1.2.8   "GENERAL ASSETS" shall have the meaning set forth in
Section 3.4.1 hereof.

             1.2.9   "INTERESTED PERSON" shall have the meaning set forth in
Section 2(a)(19) of the 1940 Act.

            1.2.10 "INVESTMENT MANAGER" or "MANAGER" shall mean a party furnishing services to the Trust pursuant to any contract described in Section
6.1 hereof.

            1.2.11 "PERSON" shall mean and include any of the following: individuals, limited liability companies, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

            1.2.12 "PORTFOLIO" refers to each series of Shares established and designated under or in accordance with the provisions of Article 3 hereof.

            1.2.13 "PRINCIPAL UNDERWRITER" shall have the meaning set forth in Section (2)(a)(29) of the 1940 Act.

            1.2.14 "PROPORTIONATE INTEREST" shall have the meaning set forth in Section 3.2.2 hereof.

            1.2.15 "SHARES" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and/or, when used in relation to any particular Portfolio or Class of Shares established by the Trustees pursuant to Section 3.2 hereof, shares of beneficial interest into which such Portfolio or Class of Shares shall be divided from time to time in accordance with the terms hereof. The term "Shares" includes fractions of Shares as well as whole Shares.

            1.2.16 "SHAREHOLDER" means a record owner of outstanding Shares of the Trust.

            1.2.17   "SUCCESSOR ENTITY" shall have the meaning set forth in
Section 10.3.

            1.2.18 "TRUST" refers to the Delaware statutory trust established by this Declaration of Trust.

            1.2.19 "TRUSTEES" refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

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            1.2.20   "TRUST PROPERTY" means any and all property, real or
personal, tangible or intangible, which is owned or held by or for the account of the Trust.

            1.2.21 "1940 ACT" refers to the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, each as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

                                   ARTICLE 2
                                PURPOSE OF TRUST

         The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to authority under this Declaration of Trust.

                                   ARTICLE 3
                                     SHARES

       Section 3.1   SHARES OF BENEFICIAL INTEREST.

             3.1.1 The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $.01 per Share, PROVIDED that the Shares of a Portfolio that is established by the Trustees to be taxable as a separate partnership for federal income tax purposes shall have no par value. Shares shall be validly issued, fully paid and non-assessable when issued for such consideration as the Trustees shall determine. All Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares shall be fully paid and non-assessable.

             3.1.2 Pursuant to Section 3806(b) of the Delaware Act, the Trustees shall have authority, from time to time, (a) to establish Shares of one or more series, each of which constitutes a "Portfolio" and shall be separate and distinct from the Shares in any other Portfolio and (b) to further divide Shares of any Portfolio into one or more separate and distinct classes of Shares, each of which constitutes a "Class."

             3.1.3 The Portfolios shall include, without limitation, those Portfolios specifically established and designated in Section 3.2.3 hereof, and such other Portfolios as the Trustees may deem necessary or desirable. The Trustees shall have exclusive power, without the requirement of Shareholder approval, from time to time, to establish and designate separate and distinct Portfolios, and, subject to the provisions of this Declaration of Trust and the 1940 Act, to fix and determine the rights of Shareholders of Shares in such Portfolios. If only one Portfolio shall be established, unless provided for otherwise, the Shares shall have the rights and preferences provided for herein and in Section 3.4 hereof to the extent relevant.


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             3.1.4   This Trust is a series trust pursuant to Sections 3804(a)
and 3806(b) of the Delaware Act, and each Portfolio shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Act. As such, separate and distinct records shall be maintained for each Portfolio and the assets of the Trust associated with each Portfolio shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or the assets of any other Portfolio nor shall the assets of any Portfolio be charged with the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to another Portfolio, or, except as otherwise provided herein, the Trust generally.

       Section 3.2   ESTABLISHMENT AND DESIGNATION OF PORTFOLIOS AND CLASSES.

             3.2.1 PORTFOLIOS. The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified by the Trustees. Any fractional Share of a Portfolio shall have proportionately all rights and obligations of a whole share of such Portfolio, including rights with respect to voting, receipt of dividends and distributions and redemptions of Shares as set forth in Section 3.4 hereof.

             3.2.2 CLASSES. The Trustees may establish one or more Classes of Shares of any Portfolio, each with an unlimited number of Shares unless otherwise specified by the Trustees. Each Class so established and designated shall represent a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees ("Proportionate Interest"), in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations and designations and be subject to the same terms and conditions, except as established by the Trustees, including without limitation:

               (a) each Class may be subject to separate initial and/or deferred sales charges, each as determined by the Trustees;

               (b) class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class;

               (c) other expenses, costs charges and reserves allocated to a Class in accordance with Section 3.4.2 may be borne solely by that Class, provided that the allocation of such other expenses, costs, charges, and reserves is not specifically required to be set forth in a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act;

               (d)   dividends declared and payable to a Class pursuant to
section 3.4.3 shall reflect the items separately allocated thereto pursuant to the preceding clauses; and

               (e) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees.


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             3.2.3   ESTABLISHMENT AND DESIGNATION BY ACTION OF THE TRUSTEES.
The Trustees hereby establish and designate the Portfolios and Classes listed on SCHEDULE A attached hereto and made a part hereof. Each additional Portfolio and the Classes of such additional Portfolio shall be established by the adoption of a resolution adopted by a majority of the Trustees. Each such resolution is incorporated herein by reference and made a part of the Declaration of Trust whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (a) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (b) the execution of an amendment either to this Declaration of Trust or to SCHEDULE A hereto establishing and designating such additional Portfolios and Classes.

       Section 3.3 ACTIONS AFFECTING PORTFOLIOS. Subject to the right of Shareholders, if any, to vote pursuant to Section 7.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or any Class or Classes thereof, to fix or change such preferences, voting powers, rights and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number; to classify, reclassify or convert any issued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio may issue any number of Shares but need not issue any Shares. At any time that there are no outstanding Shares of any particular Portfolio previously established and designated, the Trustees may abolish that Portfolio and the establishment and designation thereof.

       Section 3.4 RELATIVE RIGHTS AND PREFERENCES. Shares of each Portfolio established pursuant to Section 3.2 hereof, unless otherwise provided in the resolution establishing such Portfolio, shall have the following relative rights and preferences:

             3.4.1  ASSETS HELD WITH RESPECT TO A PARTICULAR PORTFOLIO OR CLASS.

               (a) SPECIFIC ASSETS. All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, including dividends and distributions paid by, and reinvested in, such Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Portfolio for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Portfolio.

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               (b)   GENERAL ASSETS. In the event that there are any assets,
income, earnings, profits and proceeds thereof, or any funds or payments derived from any reinvestment of such proceeds, which are not readily identifiable as assets held with respect to any particular Portfolio (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Portfolios in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Portfolio shall be held with respect to that Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes in the absence of manifest error.

               (c) CLASS PROPORTIONATE INTERESTS. Each Class of a Portfolio shall have a Proportionate Interest in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs and reserves "allocable" or "allocated" to a particular Class of a Portfolio shall mean the aggregate amount of such items held with respect to such Portfolio multiplied by the Class's Proportionate Interest.

             3.4.2 LIABILITIES HELD WITH RESPECT TO A PARTICULAR PORTFOLIO OR CLASS.

               (a) SPECIFIC LIABILITIES. The assets of the Trust held with respect to each Portfolio shall be charged with the liabilities of the Trust with respect to such Portfolio and all expenses, costs, charges and reserves attributable to such Portfolio. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred.

               (b) GENERAL LIABILITIES. Any general liabilities, expenses, costs, charges or reserves of the Trust or any Portfolio that are not readily identifiable as belonging to a particular Portfolio or any particular Class thereof shall be allocated and charged by the Trustees, between or among any one or more of the Portfolios or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes in the absence of manifest error. Liabilities of the Trust for indemnification and advancement of expenses of a Covered Person under Section 9.2 may be paid out of the assets of a particular Portfolio or Class notwithstanding the fact, if it be the case, that the indemnification or advancement of expenses relates in whole or in part to acts or omissions of the Covered Person with respect to another Portfolio or Class.

               (c) CLAIMS OF CREDITORS. All Persons who have extended credit which has been allocated to a particular Portfolio, or who have a claim or contract which has been allocated to a Portfolio, shall look exclusively to the assets held with respect to such Portfolio for payment of such credit, claim, or contract. None of the debts, liabilities, obligations and expenses incurred, contracted or otherwise existing with respect to the Trust generally that have not been allocated to a specified Portfolio, or with respect to any other Portfolio, shall be enforceable against the assets of such specified Portfolio. Each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

             3.4.3   DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES.

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               (a)   DIVIDENDS AND DISTRIBUTIONS. Shareholders of any Portfolio
shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Section 8.1 hereof. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders in the absence of manifest error. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

               (b) NO PRIORITY OR PREFERENCE. No Share shall have any priority or preference over any other Share of the same Portfolio or Class thereof with respect to dividends or distributions of the Trust or otherwise. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of such Portfolio or Class, as the case may be, in proportion to the number of Shares of such Portfolio or Class they held on the record date established for such payment, PROVIDED that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class.

               (c) SOURCE OF DIVIDENDS AND DISTRIBUTIONS. No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Portfolio or Class with respect to, or any redemption or repurchase of, the Shares of any Portfolio or Class shall be effected by the Trust other than from the assets held with respect to such Portfolio or Class, nor shall any Shareholder of any Portfolio or Class otherwise have any right or claim against the assets held with respect to any other Portfolio or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Portfolio or Class.

             3.4.4   VOTING. Each Share shall have voting rights as provided in
Article 7 hereof. All Shares of the Trust entitled to vote on a matter shall vote without differentiation among the separate Portfolios or Classes on a one-vote-per-Share basis; PROVIDED, HOWEVER, that:

               (a) if a matter to be voted on affects only the interests of certain Portfolios, then only the Shareholders of such affected Portfolios shall be entitled to vote on the matter;

               (b) if a matter to be voted on affects only the interests of a single Portfolio, then only the Shareholders of such Portfolio shall be entitled to vote on the matter;

               (c) if a matter to be voted on affects only the interests of certain Classes, then only the Shareholders of such affected Classes shall be entitled to vote on the matter; and

               (d) if a matter to be voted on affects only the interests of a single Class, then only the Shareholders of such Class shall be entitled to vote on the matter.

            3.4.5 EXCHANGE PRIVILEGE. The Trustees shall have the authority to provide that the Shareholders of any Portfolio shall have the right to exchange such Shares for Shares of one or more other Portfolios in accordance with such requirements and procedures as may be established by the Trustees.


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             3.4.6   TRANSFERABILITY. The Trustees shall have the authority to
provide that the shares of a Portfolio are nontransferable.


             3.4.7 PRE-EMPTIVE RIGHTS. Shareholders shall have no pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Portfolio.

       Section 3.5 NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given (a) if mailed, postage prepaid, addressed to any Shareholder of record at the Shareholder's last known address as recorded on the register of the Trust,
(b) if sent by electronic transmission to the Shareholder of record at the Shareholder's last known address for electronic delivery as recorded on the register of the Trust, (c) if mailed or sent by electronic delivery to one or more members of the Shareholder's household in accordance with applicable law or regulation, or (d) if otherwise sent in accordance with applicable law or regulation.

       Section 3.6 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Portfolio and Class thereof. No certificates evidencing the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Portfolio and similar matters and, by resolution, may restrict the transfer of Shares of a Portfolio. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Portfolio and as to the number of Shares of each Portfolio and Class thereof held from time to time by each Shareholder.

       Section 3.7 INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust in such Portfolio and Class as the purchaser shall select, at the net asset value per Share next determined for such Portfolio and Class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales or other upfront charge upon investments in the Trust.

       Section 3.8 STATUS OF SHARES; LIMITATION OF PERSONAL LIABILITY AND INDEMNIFICATION OF SHAREHOLDERS.

             3.8.1 Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust, the By-Laws of the Trust and the resolutions of the Board of Trustees. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms thereof. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners or joint venturers except as specifically provided for pursuant to Article 3 herein or by resolution of the Board of Trustees.


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             3.8.2   No Shareholder shall be personally liable for the debts,
liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of private corporations for profit organized under the general corporation law of the State of Delaware.

             3.8.3 If any Shareholder or former Shareholder of any Portfolio shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason the Shareholder or former Shareholder or his heirs, executors, administrators or other legal representatives (or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Portfolio to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Portfolio, shall, upon request by such Shareholder, assume the defense of any such claim made against such Shareholder for any act or obligation of the Portfolio and satisfy any judgment thereon from the assets of the Portfolio.

                                   ARTICLE 4
                              THE BOARD OF TRUSTEES

       Section 4.1 NUMBER. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).

       Section 4.2   ELECTION AND TENURE. Subject to the requirements of
Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (a) by the Trustees upon their own vote, or (b) upon the demand of Shareholders owning ten percent (10%) or more of the Shares of the Trust in the aggregate.


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       Section 4.3   EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The
death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.2, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

       Section 4.4 TRUSTEE COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust. The Trustees may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                   ARTICLE 5
                              POWER OF THE TRUSTEES

       Section 5.1 MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegations as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute any and all such instruments that they may consider desirable, necessary or appropriate in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

       Section 5.2 MANNER OF ACTING. Except as otherwise provided herein or in the 1940 Act, any action to be taken by the Board of Trustees or any committee thereof may be taken by:

               (a) a majority of the Trustees or the members of the committee (as the case may be) present at a meeting at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other; or


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               (b)   a written consent signed by a majority of the Trustees, or members of the committee, as the case may be, filed with the minutes of the proceedings of the Board of Trustees, or committee.

       Section 5.3 POWERS OF THE TRUSTEES. Without limiting the provisions of Section 5.1, the Trust shall have power and authority:

             5.3.1 To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

             5.3.2 To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities (as used herein to include any and all investments), futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, the government of the United States and any agencies or instrumentalities thereof, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, futures contracts and options thereon, and forward currency contracts; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

             5.3.3 To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Portfolio;

             5.3.4 To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

             5.3.5 To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or property;

             5.3.6 To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

             5.3.7 To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

             5.3.8 To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

             5.3.9 To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Portfolio, or any matter in controversy, including but not limited to claims for taxes;

            5.3.10 To enter into joint ventures, general or limited partnerships and any other combinations or associations;

            5.3.11 To borrow funds or other property in the name of the Trust or Portfolio exclusively for Trust purposes;

            5.3.12 To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

            5.3.13 Subject to Article 9, to purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, any Investment Manager, Principal Underwriter, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action taken or omitted, or alleged to have been taken or omitted, by any such Person as Trustee, officer, employee, agent, Investment Manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence;

            5.3.14 Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets of that Portfolio;

            5.3.15 To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

            5.3.16 To adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust;

            5.3.17 To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

            5.3.18 To appoint from their own and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine and to adopt a committee charter providing for such responsibilities;

            5.3.19   Subject to the 1940 Act and in accordance with Section
6.1, to retain one or more Investment Managers to manage the assets of the Trust (or any Portfolio) and to authorize such Investment Managers to employ one or more sub-advisers;

            5.3.20 In accordance with Section 6.3, to employ one or more custodians of the assets of the Trust and to authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

            5.3.21 In accordance with Section 6.3, to retain one or more administrators, transfer agents or shareholder servicing agents;

            5.3.22 Subject to the 1940 Act and in accordance with Section 6.2, to provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

            5.3.23 To set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Portfolio from the assets of such Portfolio;

            5.3.24 To establish from time to time one or more separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with Article 3 hereof;

            5.3.25 To interpret the investment policies, practices or limitations of any Portfolio;

            5.3.26 To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolios, or to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder or in accordance with Section 8.3;

            5.3.27 To delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, administrator, transfer or servicing agents, Investment Manager or Principal Underwriter;

            5.3.28 In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising from the businesses, purposes, objects or powers set forth above.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Portfolios. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

       Section 5.4 PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a Portfolio, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolios, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolios, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, any Investment Manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, servicing agents, administrator and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

       Section 5.5 OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

       Section 5.6 ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell, transfer, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, or otherwise deal in Shares and, subject to applicable law and the provisions set forth in Section 3.3 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio, with respect to which such Shares are issued.

       Section 5.7 POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Board of Trustees to amend this Declaration of Trust, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for action by any Shareholder, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without approval of the Shareholders, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that approval of the Shareholders is not required by the 1940 Act or other applicable law. If Shares of any Portfolio have been issued, except as otherwise provided herein, approval of the Shareholders of such Portfolio shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of such Portfolio or to increase or decrease the par value of the Shares of such Portfolio.

       Section 5.8 PRINCIPAL TRANSACTIONS. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which such Trustee or officer is a member acting as principal, or have any such dealings with any affiliated person of the Trust, any Investment Manager, sub-adviser, Principal Underwriter or transfer agent of the Trust or with any Interested Person of such affiliated person or other person; and the Trust may employ any such affiliated person or other person, or firm or company in which such affiliated person or other person is an Interested Person, as broker, legal counsel, registrar, Investment Manager, sub-adviser, Principal Underwriter, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE 6
                                SERVICE CONTRACTS

       Section 6.1 INVESTMENT MANAGER. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and, if applicable, administrative services for the Trust or for any Portfolio with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, and such other responsibilities as may specifically be delegated to such Person. The Trustees may authorize the Investment Manager to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the Investment Manager, and upon such terms and conditions, as may be agreed among the Trustees, the Investment Manager and sub-adviser. Any reference in this Declaration of Trust to the Investment Manager shall be deemed to include such sub-advisers, unless the context otherwise requires.

       Section 6.2 PRINCIPAL UNDERWRITER. The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Portfolios or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

       Section 6.3 OTHER SERVICE CONTRACTS. The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), administrator(s), transfer agent(s) and/or shareholder servicing agent(s) for the Trust or one or more of its Portfolios. Every such contract shall comply with such terms as may be required by the Trustees. The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Portfolios, as the Trustees determine to be in the best interests of the Trust and the applicable Portfolios.

       Section 6.4   VALIDITY OF CONTRACTS.  The fact that:

               (a) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made, or

               (b) any Person with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, PROVIDED approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

                                   ARTICLE 7
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

       Section 7.1 VOTING POWERS. The Shareholders shall have the right to vote only:

               (a)   for removal of Trustees as provided in Section 4.2 hereof;

               (b) with respect to such additional matters relating to the Trust as may be required by applicable provisions of law, including the 1940 Act;

               (c) with respect to matters specified in Section 10.2; and

               (d) on such other matters as the Trustees may consider necessary or desirable.

Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

       Section 7.2 MEETINGS. Meetings of the Shareholders may be called by the Trustees for the purposes described in Section 7.1 hereof. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder in accordance with Section 3.5. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

       Section 7.3 QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by the applicable provisions of the 1940 Act, forty percent (40%) of the Shares entitled to vote on a matter shall constitute a quorum at a meeting of the Shareholders. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to Section 3.4.4 and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions, except only a plurality vote shall be necessary to elect Trustees.

       Section 7.4 ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Portfolio (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

       Section 7.5 RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than one hundred twenty (120) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Portfolios.

                                    ARTICLE 8
                 NET ASSET VALUE, DISTRIBUTIONS, AND REDEMPTIONS

       Section 8.1 DETERMINATION OF NET ASSET VALUE, NET INCOME, AND DISTRIBUTIONS.

             8.1.1 The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Portfolio and the net income attributable to the Shares of any Portfolio and the declaration and payment of dividends and distributions on the Shares of any Portfolio, as they may deem necessary or desirable.

             8.1.2 The Trustees may determine to maintain the net asset value per Share of any Portfolio at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Portfolio or Class thereof as dividends payable in additional Shares of that Portfolio or Class thereof at the designated constant dollar amount and for the handing of any losses attributable to that Portfolio or Class thereof. Such procedures may, among other things, provide that in the event of any loss each Shareholder of a Portfolio or Class thereof shall be deemed to have contributed to the capital of the Trust attributable to that Portfolio or Class thereof such Shareholder's pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Portfolio or Class thereof to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by such Shareholder's investment in the Trust, to make the contribution referred to in the preceding sentence in the event of any such loss.

       Section 8.2   REDEMPTIONS AND REPURCHASES.

             8.2.1 The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust redeem such Shares or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, less any applicable redemption fee and sales charge, in accordance with the By-Laws, the applicable provisions of the 1940 Act or as further provided by resolution of the Trustees. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form. The obligation set forth in this Section 8.2 is subject to the provision that in the event that any time the New York Stock Exchange (the "EXCHANGE") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Portfolio or to determine fairly the value of the net assets held with respect to such Portfolio or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

             8.2.2 The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Portfolio of which the Shares are being redeemed. Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

       Section 8.3 REDEMPTIONS AT THE OPTION OF THE TRUST. The Trust shall have the right, at its option, at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 8.1 herein, less any applicable redemption fee and sales charge, or as further provided by resolution of Trustees: (a) if at such time such Shareholder owns Shares of any Portfolio having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; (b) to the extent that such Shareholder owns Shares of a Portfolio equal to or in excess of a maximum percentage of the outstanding Shares of such Portfolio determined from time to time by the Trustees; (c) to the extent that such Shareholder owns Shares equal to or in excess of a maximum percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust; or (d) for any other reason to the extent not prohibited by applicable law. The Trustees may also, at their option, call for the redemption of Shares of any Shareholder or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purpose for which the Trust was established. In furtherance of the purposes of the Trust, if an officer or agent of the Trust has determined that a Shareholder has engaged in frequent and excessive trading in Shares of a Portfolio, the Trust may require such Shareholder to redeem such Shareholder's Shares at the net asset value thereof as described in Section 8.1, less any applicable redemption fee and sales charge.

To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payments of amounts due and owing by a Shareholder to the Trust or any Portfolio.

       Section 8.4 TRANSFER OF SHARES. Except to the extent that the Trustees have provided by resolution that the Shares of a Portfolio are non-transferable, the Trust shall transfer shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

                                   ARTICLE 9
                    LIMITATION OF LIABILITY; INDEMNIFICATION

       Section 9.1   LIMITATION OF LIABILITY OF TRUSTEES AND OTHERS.

             9.1.1 No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders for any act, omission or obligation of the Trust or any Trustee; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of his or her office.

             9.1.2 Without limiting Section 9.1.1, the appointment, designation or identification of a Trustee as chairperson of the Board of Trustees, a member or chairperson of a committee established by the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification (except that the foregoing limitation shall not apply to duties expressly imposed pursuant to the By-Laws, a committee charter or a Trust policy statement), and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification.

             9.1.3 Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

       Section 9.2   INDEMNIFICATION.

             9.2.1 Subject to Section 9.2.2, the Trust shall indemnify and hold harmless each and every Trustee and officer of the Trust and each former Trustee and officer of the Trust (each hereinafter referred to as a "Covered Person") from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Covered Person's performance of his or her duties as a Trustee or officer of the Trust or otherwise relating to any act, omission, or obligation of the Trust.

             9.2.2 Indemnification pursuant to Section 9.2.1 shall be provided to a Covered Person if:

               (a) the court or other body before which the proceeding was brought determines, in a final decision on the merits, that the Covered Person was not liable by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office; or

               (b) in the event of a settlement involving a payment by a Trustee, or officer or other disposition not involving a final adjudication as provided in paragraph (a) above resulting in a payment by a Covered Person, there has been either a determination that such Covered Person did not engage in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:

                        (i) by vote of a majority (as defined below) of the Disinterested Trustees (as defined below) acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                        (ii) by written opinion of legal counsel chosen by a majority of the Trustees and determined by them in their reasonable judgment to be independent.

             9.2.3 The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall affect any rights to indemnification to which personnel, including Covered Persons, may be entitled by contract or otherwise under law.

             9.2.4 Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in Section
9.2.1 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 9.2, provided that either:

               (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

               (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority (as defined below) of the Disinterested Trustees then in office act on the matter) or legal counsel selected as provided in Section 9.2.2(b)(ii) above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

             9.2.5 As used in this Section 9.2 in relation to any claim for indemnification or advances of expenses in relation to any claim, action, suit, or proceeding, a "Disinterested Trustee" is one (a) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (b) against whom neither such claim, action, suit or proceeding nor another claim, action, suit or proceeding on the same or similar grounds is then or had been pending.. For avoidance of doubt, for purposes of Section 9.2.2 and 9.2.4, a vote of the majority of the Disinterested Trustees will be considered to include the single vote of one Disinterested Trustee, when the number of Disinterested Trustees on the Board at the time of the vote is one.

             9.2.6 In making a determination under Section 9.2.2(b) as to whether a Covered Person engaged in the conduct described therein, or under
Section 9.2.4(b) as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Disinterested Trustees or legal counsel making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office.

       Section 9.3 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. The Trustees, officers, employees, and agents of the Trust shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee, officer, employee, and agent of the Trust shall, in the performance of his or her duties, be under no liability and fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon advice of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Manager, the Principal Underwriters, any transfer agent, custodian, any shareholder servicing agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers, employees, or agents of the Trust, regardless of whether such expert or consultant may also be a Trustee. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

       Section 9.4 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

       Section 9.5 INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by any Covered Person in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

       Section 9.6 DERIVATIVE ACTIONS. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim in the right of the Trust or any Portfolio or Class thereof to recover a judgment in its favor unless (a) Shareholders holding at least ten percent (10%) of the outstanding Shares of the Trust, Portfolio or Class, as applicable, join in the bringing of such court action, proceeding or claim, and (b) the bringing or maintenance of such court action, proceeding or claim is otherwise in accordance with Section 3816 of the Delaware Act. In addition to the requirements of Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Portfolio or Class only if the following conditions are met:
(a) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not required under clause (a) of this sentence, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholder(s) making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 9.6, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

       Section 9.7 MODIFICATIONS OF THIS ARTICLE. Any repeal or modification of this Article 9 by the Shareholders of the Trust, or adoption or modification of any other provision of this Declaration of Trust or By-laws inconsistent with this Article 9, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

                                   ARTICLE 10
                       TERMINATION; MERGER; REORGANIZATION

      Section 10.1   TERMINATION OF TRUST OR PORTFOLIO.

            10.1.1 Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees without shareholder approval upon sixty (60) days prior written notice to the Shareholders. Any Portfolio or Class may be terminated at any time without shareholder approval by the Trustees upon sixty (60) days prior written notice to the Shareholders of that Portfolio or Class.

            10.1.2 Upon termination of the Trust (or any Portfolio or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Portfolio or Class (or the applicable Portfolio or Class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Portfolio or Class (or the applicable Portfolio or Class, as the case may be), to distributable form in cash or shares or other securities, and any combination thereof, and distribute the proceeds held with respect to each Portfolio or Class (or the applicable Portfolio or Class, as the case may be), (a) to the Shareholders of a Portfolio or Class not taxable as a partnership for federal income tax purposes, pro rata according to the number of Shares of that Portfolio or Class held by the several Shareholders on the date of termination and, (b) to the Shareholders of a Portfolio or Class, taxable as a partnership for federal income tax purposes, in accordance with the positive Book Capital Account balances of the Shareholders.

      Section 10.2 MERGER AND CONSOLIDATION. The Trustees may cause (a) the Trust or one or more of its Portfolios to the extent consistent with applicable law to be merged into or consolidated with another trust, series of another trust or other Person, (b) the Shares of the Trust or any Portfolio to be converted into beneficial interests in another trust (or series thereof), (c) the Shares to be exchanged for assets or property under or pursuant to any state or federal statute to the extent permitted by law or (d) a sale of assets of the Trust or one or more of its Portfolios. Such merger or consolidation, Share conversion, Share exchange or sale of assets must be authorized by vote as provided in Article 7 herein; PROVIDED that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a merger or consolidation, Share conversion, Share exchange, or sale of assets including the power to create one or more separate trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio into beneficial interests in such separate business trust or trusts or series thereof.

      Section 10.3 REORGANIZATION. Notwithstanding Section 10.2, the Trustees may, without the vote or consent of Shareholders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, limited liability company, association or other organization, or any series or class of any thereof, to acquire all or a portion of the Trust Property (or all or a portion of the Trust Property held with respect to a particular Portfolio or allocable to a particular Class) or to carry on any business in which the Trust shall directly or indirectly have any interest (any of the foregoing, a "Successor Entity"), and to sell, convey and transfer such Trust Property to any such Successor Entity in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Successor Entity in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also, without the vote or consent of Shareholders, cause a merger or consolidation between the Trust and any Successor Entity if and to the extent permitted by law. The Trustees shall provide written notice to affected Shareholders of each transaction pursuant to this Section 10.3. Such transactions may be effected through share-for-share exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.

                                   ARTICLE 11
                                  MISCELLANEOUS

      Section 11.1 AMENDMENTS. The Trustees may amend this Declaration of Trust by making an amendment to this Declaration of Trust or to Schedule A hereto, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment, having been approved by a majority of the Trustees then holding office, shall become effective, unless otherwise provided by such Trustees, upon execution by a duly authorized officer of the Trust. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

      Section 11.2 FILING OF COPIES. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments.

      Section 11.3 REFERENCES AND HEADINGS. In this Declaration of Trust and in any such restatements and/or amendment, references to this Declaration of Trust, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

      Section 11.4 APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act. The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

      Section 11.5   PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

          11.5.1 The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

          11.5.2 If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

      Section 11.6 STATUTORY TRUST ONLY. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such act between the Trustees and each Shareholder. Except to the extent provided by resolution of the Trustees establishing a Portfolio intended to be classified as a partnership for federal income tax purposes, it is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act, and except as so provided in such resolution, nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 11.7 COUNTERPARTS. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to constitute a single document.

      IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust of THE ROXBURY FUNDS as of March 20, 2007.


/s/ Brian C. Beh
-----------------------------------------------------
Brian C. Beh, as Trustee and Not Individually


/s/ Kenneth Gudorf
-----------------------------------------------------
Kenneth Gudorf, as Trustee and Not Individually


/s/ John Otterlei
-----------------------------------------------------
John Otterlei, as Trustee and Not Individually

                                   SCHEDULE A
                                       TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                THE ROXBURY FUNDS
                       SCHEDULE OF PORTFOLIOS AND CLASSES


------------------------------------------- ------------------------------------
                 PORTFOLIO                            CLASS OF SHARES
                 ---------                            ---------------
------------------------------------------- ------------------------------------
Roxbury Mid-Cap Fund                        Investor Shares
------------------------------------------- ------------------------------------
Roxbury Mid-Cap Fund                        Institutional Shares
------------------------------------------- ------------------------------------
Roxbury Small-Cap Growth Fund               Investor Shares
------------------------------------------- ------------------------------------
Roxbury Small-Cap Growth Fund               Institutional Shares
------------------------------------------- ------------------------------------


















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